Exhibit 10.1

September 16, 2008

Carlene Lloyd

Subject: Separation Agreement and Release

The purpose of this letter agreement ("Agreement") is to confirm the agreement between IGI Laboratories, Inc. and all of its parents, subsidiaries and affiliated companies (collectively referred to as "IGI") and Carlene Lloyd (referred to as "You") concerning your termination of employment with IGI.

Termination Date
You agree that your last day of employment with IGI will be October 03, 2008 (the "Termination Date") and following such date you will cease to be an officer or employee of IGI.

Severance Pay

Following the Termination Date, subject to receipt of this fully-executed Agreement, the receipt and non-revocation of the release of claims attached hereto as Exhibit A (the "Release"), you will be paid $26,153.85 (twenty six thousand one hundred fifty three USD and eighty five cents) in severance (the "Severance Benefit") in the form of salary continuation for a 16 week period (the "Initial Severance Period"). The first installment payment of the Severance Benefit will be made on the first regular payroll date that occurs after the Termination Date. In addition to the Severance Benefit payable during the Initial Severance Period, if you satisfactorily perform the duties reasonably requested of you by IGI during the 16 weeks period following the Termination Date (the "Additional Services"), as determined by the Chief Executive Officer of IGI in his sole discretion, you will be paid an additional $13,076.92 (thirteen thousand seventy six USD and ninety two cents) in severance in the form of salary continuation for an additional 8 weeks period following the end of the Initial Severance Period (such additional period, to the extent applicable, together with the Initial Severance Period, the "Severance Period")). You acknowledge and agree that the Additional Services will not create any new employment relationship between you and IGI.

Continuation of Health/Group Life Insurance Benefits

Following the Termination Date, in addition to the severance pay described above, subject to the receipt and non-revocation of the Release, you are entitled to receive the group health benefits coverage in effect on the Termination Date (or generally comparable coverage) for yourself and, where applicable, your spouse and eligible dependents (to the extent they were receiving such coverage as of the Termination Date), at the same premium rates as may be charged from time to time for employees of IGI generally, which coverage will be provided until the earlier of (i) the expiration of the Initial Severance Period or, if later, to the extent applicable, the Severance Period and (ii) the date you are or become eligible for coverage under group health plan(s) of any other employer. Such continued coverage will run concurrently with COBRA.

401(k) Plan
You may be entitled to receive benefits under the IGI Laboratories, Inc. 401(k) Plan in accordance with the terms and conditions of the plan.

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IGI Stock Option Plan

With respect to the options to purchase shares of common stock of IGI (the "Options") subject to your nonqualified stock option agreements, you will have 180 days from the Termination Date to exercise such options.

Transition Procedure

You agree to (i) continue to conduct your activities in a professional manner and to cooperate with IGI in all reasonable ways to achieve a smooth transition and resolution to any open items on which you were working, (ii) not intentionally injure IGI in any way relating to company property or personnel, (iii) turn over any company property including proprietary information in your possession including, but not limited to, all credit cards, prescription cards, office or warehouse keys, supplies or equipment, all company documents and all copies thereof, (iv) refrain from any conduct, activity, or conversation which is intended to or does interfere with or disparage the relationships between IGI and its employees, customers, suppliers or others.

Restrictive Covenants

In consideration of the compensation and other benefits to be paid to you pursuant to this Agreement, you agree that you will not, without the prior written consent of the board of directors of IGI, for a period of eighteen (18) months following the Termination Date, directly or indirectly engage in the United States or any other country in which IGI conducts business, in any activity which, or any activity for any enterprise or entity a material part of the business of which, is competitive with the business conducted by IGI. You further agree that for a period of twenty four (24) months following the Termination Date, you will not, directly or indirectly, on your own behalf or on behalf of any third party, (i) target, recruit, solicit or induce, or attempt to induce, any employees of IGI to terminate their employment with, or otherwise cease their relationship with, IGI or (ii) solicit, divert, reduce, take away, or attempt to divert, reduce or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by IGI) of any of IGI's customers or prospective customers. You further agree that all information, whether or not in writing, relating to the business, technical or financial affairs of IGI or any of its affiliates or their respective customers and that is generally understood in the industry as being confidential and/or proprietary ("Confidential Information"), is the exclusive property of IGI and that you will not disclose to anyone any Confidential Information, or utilize such Confidential Information for your own benefit, or for the benefit of third parties. You also agree that you shall not disparage, deprecate or make any comments or take any other actions, directly or indirectly, that could reflect adversely on IGI or any of its officers, directors, employees or agents or adversely affect its business reputation or goodwill. You acknowledge and agree that the restrictive covenants contained in this paragraph are reasonable and necessary to protect the legitimate business interests of IGI, that you received adequate consideration for agreeing to them and that you will abide by them, and that, in the event of a breach or threatened breach of this provision by you, IGI may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this provision, which shall be in addition to any other remedies available to it, as well as an award of attorneys' fees and costs to cover the expenses it incurs in seeking to enforce this provision.

No Additional Payments

The severance payments, rights and benefits described in this Agreement will be the only such payments, rights and benefits you are to receive as a result of your termination of employment and you agree you are not entitled to any additional payments, rights or benefits not otherwise described in this Agreement. You hereby acknowledge and agree that you are not eligible to be

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a participant in any severance or retention plan of IGI. Any payments, rights or benefits received under this Agreement will not be taken into account for purposes of determining benefits under any employee benefit plan of IGI, except to the extent required by law, or as otherwise expressly provided by the terms of such plan.

Litigation and Regulatory Cooperation

You agree to cooperate fully with IGI in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of IGI that relate to events or occurrences that transpired during your employment with IGI. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of IGI at mutually convenient times. In scheduling your time to prepare for discovery or trial, IGI shall attempt to minimize interference with any other employment obligations that you may have. You also shall cooperate with IGI in connection with any investigation or review of any foreign, federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while you were employed by IGI. IGI shall reimburse you for any reasonable out-of-pocket expenses incurred in connection with any litigation and regulatory cooperation provided after the Termination Date. In the event that you are named personally in any legal proceeding relating to your activities on behalf of IGI, you will be eligible for indemnification to the extent permitted by IGI's by-laws and other governance documents, as well as any applicable liability insurance policies, as in effect at the time you make a claim for indemnification.

Deduction; Withholding; Set-Off

Notwithstanding any other provision of this Agreement, any payments or benefits hereunder will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as IGI reasonably determines it should withhold pursuant to any applicable law or regulation. The amounts due and payable under this Agreement will at all times be subject to the right of set-off of IGI for any amounts or debts incurred and owed by you to IGI whether during your employment or after the Termination Date.

Compliance with IRC Section 409A

Notwithstanding anything herein to the contrary, if at the time of your separation from service with IGI you are a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then IGI will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to you) until the date that is six months and one day following your separation from service with IGI (or the earliest date as is permitted under Section 409A of the Code). IGI will consult with you in good faith regarding the implementation of the provisions of this section; provided that neither IGI nor any of its employees or representatives will have any liability to you with respect thereto.

Review of Agreement and Release

You agree and represent that you have been advised of and fully understand your right to discuss all aspects of this Agreement and the Release with counsel of your choice. Your execution of this Agreement and Release establishes that, if you wish the advice of counsel, you have done so by the date you signed the Agreement and the Release, and that you were given at least 21 days to consider whether or not to sign. You may sign this Agreement and the

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Release before the end of the 21-day period and you agree that if you decide to shorten this time period for signing, your decision knew and voluntary. The parties agree that a change, whether material or immaterial, does not restart the running of the 21-day period. You will have 7 days from the date that you sign this Agreement and the Release to revoke the Release and to change your mind, in which case this Agreement and the Release will be ineffective and of no legal force. If you so revoke the Agreement and the Release, then there will be no obligation on the part of IGI to pay you any severance or provide you with any other benefits and you agree to repay to IGI any such severance or other benefits previously paid or provided to you.

Modifications/Severability

This Agreement constitutes the entire understanding of the parties on the subjects covered, and supersedes any and all previous agreement on these subjects. The parties agree that this Agreement will not be terminated or modified except in writing signed by you and IGI. If any provision or portion of this Agreement is held to be unenforceable for any reason, all other provisions of this Agreement will remain in full force and effect and will be enforced according to their terms.

Full Compliance

You acknowledge and agree that your receipt of severance and other benefits under this Agreement is expressly contingent upon your full compliance with the provisions of this Agreement to the extent applicable.

Successors

You and anyone who succeeds to your rights and responsibilities are bound by this Agreement and the Release and this Agreement and the Release will accrue to the benefit of and may be enforced by IGI and its successors and assigns.

References
As is our policy, IGI will only provide dates of employment and position title to inquiring employers.

Governing Law
You agree that all questions concerning the intention, validity or meaning of this Agreement and the Release will be construed and resolved according to the laws of the State of Delaware.

Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one in the same instrument. I believe the foregoing accurately reflects the terms of your severance from IGI, and ask that you sign an extra copy of this letter to confirm your agreement. You must return the signed Agreement to me by September 22, 2008 and the Release within three business days following your last day of employment; provided, however, that the Release is not signed and returned prior to your last day of employment, otherwise, I will assume that you reject this offer and it will no longer be available to you.

[Signature Page Follows]

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Sincerely,

/s/ Rajiv Mathur

Rajiv Mathur
President and CEO

Agreed to:

/s/ Carlene Lloyd
Carlene Lloyd

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EXHIBIT A

This Release and Waiver of Claims ("Release") is entered into as of this day of __________ __, 2008, by Carlene Lloyd (the "Executive"). The Executive agrees as follows:

1. In consideration of the payments and benefits provided for in the Separation Agreement, dated, September 16, 2008 (the "Separation Agreement"), the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns, hereby releases and forever discharges IGI Laboratories, Inc. ("IGI") and its members, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of IGI, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans (the "Released Parties"), from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, relating to any claims the Executive may have arising from or relating to (i) Executive's employment or termination from employment with IGI and (ii) Executive's investment in IGI, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibits discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibits discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq.; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any and all claims or rights arising under contract, covenant, public policy, tort or otherwise.

2. The Executive acknowledges that the Executive is waiving and releasing any rights that the Executive may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA") and that this Release is knowing and voluntary. The Executive and IGI agree that this Release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Release. The Executive acknowledges that the consideration given for this Release is in addition to anything of value to which the Executive is already entitled. The Executive further acknowledges that the Executive has been advised by this writing that: (i) the Executive should consult with an attorney prior to executing this Release; (ii) the Executive has up to twenty-one (21) days within which to consider this Release, although the Executive may, at the Executive's discretion, sign and return this Release at an earlier time, provided, that the Release is not signed and returned prior to the Executives last day of employment; (iii) for a period of 7 days following the execution of this Release in duplicate originals, the Executive may revoke this Release by providing a written revocation to IGI, addressed to IGI's Chief Executive Officer, at IGI's corporate headquarters located at 105 Lincoln Avenue, Buena, New Jersey, 08310, and this Release shall not become effective or enforceable, and neither IGI nor any other person is obligated to provide any benefits to the Executive until the revocation period has expired; (iv) nothing in this Release prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this Release under the ADEA, nor does it

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impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law and (v) nothing in this Release will prevent the Executive from filing a claim with the Equal Employment Opportunity Commission or participating in an investigation brought by the Equal Employment Opportunity Commission; provided, however, that the Executive will not be entitled to equitable, monetary or other relief from IGI as a result of such claim. If Executive has not returned the signed Release within the time permitted, then the offer of payments and benefits set forth in the Separation Agreement will expire by its own terms at such time.

3. Except as otherwise set forth herein or in the Separation Agreement, this Release does not release the Released Parties from (i) any obligations due to the Executive under the Separation Agreement or under this Release or (ii) any vested rights Executive has under IGI's employee pension benefit and welfare benefit plans.

4. This Release is not an admission by the Released Parties of any wrongdoing, liability or violation of law.

5. Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

6. The Executive acknowledges that the Executive has carefully read and understands this Release, that the Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into voluntarily. The Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Released Parties to influence the Executive to sign this Release except such statements as are expressly set forth herein or in the Severance Agreement.

[Signature Page Follows]

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The Executive has executed this Release as of the day and year first written above.

By:

Date:	___________________________